UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

December 24th, 2020

SEEDO CORP.

(Exact name of registrant as specified in its charter)

Delaware	333-208814	47-2847446
(State of incorporation)	(Commission File Number)	(IRS Employer No.)

 #3 Bethesda Metro Center, #700

Bethesda, Md 20814

(Address of principal executive offices and Zip Code)

(800 608-6432)

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered

ITEM 5.02 – DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF PRINCIPAL OFFICERS.

On December 24th, 2020, David Grossman resigned his position as CEO and Director of the Corporation. At the same time the Board appointed current Director David Freidenberg as CEO. Mr. Grossman’s departure was not the result of any disagreements with management.

David Freidenberg, 43, has been a Director of the Corporation since June 2020, and on October 25, 2020 he was appointed the CEO of the Saffron Tech Ltd (“Saffron Tech”), the Corporation’s wholly owned subsidiary in Israel. Mr. Freidenberg has spent the last few months advancing Saffron Tech’s activities in Israel. He also has extensive experience in the telecommunications and information technology (IT) industries including Vice President of Sales & Business Development at Trigyn Technologies, an IT services provider with $130 million in annual revenue. Past posts include CEO and Director of POMM Inc.; CEO and Director of Chip Pc; COO of Nidam Communication as well as a Director and manager for Hot cable TV, and Bezeq (Israeli National telephone company). David received both his BA in Economics (2003) and MBA in finance and accounting (2007) from Hebrew University.

Item 9.01 Exhibits

(d) Exhibits.

10.1	Resignation of David Grossman
10.2	Board Resolution appointing David Freidenberg as CEO

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 24th, 2020

SEEDO CORP.

/S/ David Freidenberg
By: David Freidenberg, Director, CEO

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